Exhibit 10.11

BILL OF SALE

THIS BILL OF SALE is made effective as of the 2nd day of January, 2007, by McAleer Computer Associates, Inc., an Alabama corporation, (the “Transferor”), in favor of Computer Software Innovations, Inc, a Delaware corporation (the “Transferee”).

FOR GOOD AND VALUABLE CONSIDERATION in the form of the consideration paid under that certain Asset Purchase Agreement dated November 21, 2006 entered into by and among Transferor, Transferee and William J. McAleer, the sole shareholder of Transferor, and incorporated herein by reference (the “Agreement”), the parties agree as follows:

1. Sale and Assignment. Transferor hereby irrevocably sells, conveys, transfers, assigns, grants, bargains and delivers to Transferee and its successors and assigns forever, effective as of the date hereof, those Subject Assets (as defined in the Agreement) of Transferor as specified in Section 1.1 of the Agreement (the “Assets”), and all of its right, title and interest in and to all of the Assets free and clear of all liens, claims, mortgages, security interests, charges and encumbrances except any liens, security interests, and/or encumbrances which Transferee has assumed pursuant to the terms of the Agreement, if any. Transferor hereby constitutes and appoints Transferee as Transferor’s true and lawful attorney, with full power of substitution, in Transferor’s name and stead, but on behalf and for the benefit of Transferee, to demand and receive any and all of the Assets, and to give receipts and releases therefor, and from time to time to take any and all actions in Transferor’s name, for the benefit of Transferee, for the collection and/or reduction to possession of the Assets.

2. Further Assurances. Transferor hereby covenants and agrees to execute and have executed all such further assignments, instruments of transfer and agreements and take (or cause to be taken) all such further actions as may reasonably be necessary in order to transfer more fully and effectively the Assets to Transferee, its successors and assigns and for aiding and assisting in collecting or reducing to the possession of the Transferee all of the Assets.

3. Binding Effect; Governing Law. This instrument shall be binding upon and inure to the benefit of Transferor and Transferee and their respective heirs, successors and assigns, and shall be construed and enforced in accordance with the laws of South Carolina.

4. Incorporation of Agreement. This Bill of Sale is made pursuant and subject to the Agreement and incorporates all of the terms and conditions therein.

[Signature Page Attached]

IN WITNESS WHEREOF, Transferor and Transferee have executed this Bill of Sale as of the date first above written.

Transferor:

MCALEER COMPUTER ASSOCIATES, INC.

/s/ William J. McAleer
William J. McAleer, President

Transferee:

COMPUTER SOFTWARE INNOVATIONS, INC.

/s/ Nnacy K. Hedrick
Nancy K. Hedrick, President